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                                                                      Exhibit 24

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George H. Hempstead, III, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Millennium Chemicals Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Millennium Chemicals Inc. Long Term Stock Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



October 8, 1996                        /s/ William M. Landuyt
                                       _________________________________________
                                       William M. Landuyt



                                       /s/ Robert E. Lee
                                       _________________________________________
                                       Robert E. Lee


                                       /s/ John E. Lushefski
                                       _________________________________________
                                       John E. Lushefski


                                       /s/ Marie S. Dreher
                                       _________________________________________
                                       Marie S. Dreher


                                       /s/ The Rt. Hon. Kenneth Baker CH MP
                                       _________________________________________
                                       The Rt. Hon. Kenneth Baker CH MP



                                       /s/ Worley H. Clark, Jr.
                                       _________________________________________
                                       Worley H. Clark, Jr.



                                       /s/ The Rt. Hon. The Lord Glenarthur
                                       _________________________________________
                                       The Rt. Hon. The Lord Glenarthur



                                       /s/ David J.P. Meachin
                                       _________________________________________
                                       David J.P. Meachin



                                       /s/ Martin G. Taylor
                                       _________________________________________
                                       Martin G. Taylor



                                       /s/ Martin D. Ginsburg
                                       _________________________________________
                                       Martin D. Ginsburg